Exhibit 23.1



To the Board of Directors of
CNH Global N.V.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in the CNH Global N.V. Annual Report on Form 20-F for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Amsterdam, The Netherlands
December 13, 2000

/s/  Pricewaterhouse Coopers N.V.
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Pricewaterhouse Coopers N.V.